Exhibit 99.1

AudioEye Reports Record First Quarter, 164% Revenue Growth

Bookings Increase to $2.2 Million as Channel Partner Strategy Accelerates

TUCSON, Ariz., May 15, 2018 /PRNewswire/ -- AudioEye, Inc. (OTCQB: AEYE) ("AudioEye" or the "Company"), the leader in cloud-based software-as-a-service (SaaS) digital content accessibility solutions, today reported financial results for the first quarter ended March 31, 2018.

First Quarter 2018 and Recent Highlights:

  Grew first quarter revenue 164% year-over-year, to $1.149 million, as compared to $876 thousand in the fourth quarter and $435 thousand in the first quarter of 2017;
  Won new cash contract bookings worth $2.2 million in the first quarter, as compared to cash contract bookings of $1.7 million in the prior year first quarter;
  Increased deferred revenue to $1.374 million;
  Maintained a low operating loss at $1.163 million, as compared to $1.606 million in the fourth quarter and $1.114 million in the first quarter 2017;
  Announced 2018 outlook of $6.5 million to $7.5 million in revenue and cash contract bookings of between $11 million and $12 million;
  Launched AudioEye's Dynamic PDF Remediation Solution for high-volume output and real-time remediation of templated on-demand PDF downloads;
  Announced full alignment with refreshed Section 508 standards and automatically pushed updates to all customer sites;
  Formally introduced unique and patented usability solutions through a "Meet the Man in Blue," video campaign via social media, YouTube and other advertising channels, designed to drive awareness and ROI for clients in 2018; and
  Continued to win a number of major accounts while rapidly ramping up the Company's content management provider reseller channel to accelerate growth in 2018, including partnering with a leading digital marketing company operating in the hospitality space, and a high-profile international luxury boutique hotel chain.

CEO Todd Bankofier stated, "AudioEye produced record revenue and record cash contract bookings in the first quarter as momentum continues to accelerate toward a banner growth year. We are extremely pleased to see marketplace leaders across several verticals not only making the investment to ensure full access for all digital content users, but also recognizing a clear return on investment with AudioEye's accessibility solution and enhanced usability. The increasing number of success stories and rising awareness of the emphasis on accessibility compliance have created an environment very favorable to a software-driven solution such as AudioEye.

"Our success reflects both direct sales to leaders in their respective fields, as well as the rapidly increasing contribution from our content management partners. Multiple partners have now fully integrated the AudioEye solution into their content management platforms, and are rolling accessibility out to customer sites at an accelerated pace. We anticipate onboarding an increasing number of new sites in the quarters ahead, affirming our partnership sales strategy. Our success in the reseller channel combined with the ongoing wins from our direct sales efforts to major customers has AudioEye well positioned to meet its full-year outlook of $6.5 million to $7.5 million in topline sales.

"Looking ahead, we are advancing multiple initiatives to further expand our addressable markets and growth opportunities. These include the ongoing roll out of our Dynamic PDF Remediation solutions and development of industry leading voice technologies that will create entirely new ways for users to interact with digital content, whether through accessibility tools or even as a primary means of using online content. Additionally, we are actively moving forward with efforts to develop our first international partnerships to leverage our multilingual capabilities in more than 25 native languages and dialects, moving AudioEye fully into the global market."

2017 First Quarter Financial Results

During the first quarter, AudioEye continued to ramp demand for its SaaS digital content accessibility platform across multiple end markets through both direct and reseller sales channels. The Company reported revenue of $1.149 million for the quarter ended March 31, 2018, a 164% increase from revenue of $435 thousand in the first quarter of 2017.

During the first quarter, AudioEye recorded new cash contract bookings of $2.2 million. Reflecting the rapid growth in AudioEye's partner channel, 60% of cash contract bookings were comprised of reseller contracted revenue, as compared to 18% of revenue recognized in the first quarter. For the full year 2018, AudioEye projects cash contract bookings of $11 million to $12 million, compared with full year 2017 cash contract bookings of $6.3 million.

Gross profit in the first quarter 2018 was $562 thousand, or 49% of revenue, compared with $536 thousand, or 61% of revenue in the fourth quarter 2017, and gross profit of $93 thousand, or 21% of revenue, in the first quarter 2017. The decline in gross margin from the previous quarter reflected lower capitalized software development as well as higher direct personnel costs, due to the rising number of sites launching AudioEye's services in 2018. AudioEye projects gross margin to continue to improve in 2018 as revenue increases, consistent with its high profit leverage SaaS business model.

Operating expenses were $1.725 million, compared with $2.142 million in the fourth quarter 2017, and $1.208 million in the first quarter 2017. The increase in operating expenses reflects additional sales and implementation positions to support AudioEye's accelerating revenue and new contract bookings growth rates, including an increasing number of accounts driven by AudioEye's successful partnerships with multiple vertical-specific content management system (CMS) platforms.

Operating expenses for the first quarter 2018 included non-cash expenses of $128 thousand in depreciation and amortization and $367 thousand in stock based compensation.

For the first quarter 2018, AudioEye reported net loss of $1.176 million, or $0.01 per share, compared to a net loss of $823 thousand, or $0.01 per share, in the first quarter 2017.

Cash Flow and Balance Sheet

As of March 31, 2018, AudioEye had a cash balance of $1.277 million. Net cash used in operating activities was $597 thousand in the first quarter. The Company anticipates further reduction in cash used to fund operations as it moves toward breakeven revenue results.

Outlook

AudioEye expects full year 2018 cash contract bookings of between $11 million and $12 million, and to recognize revenue of between $6.5 million and $7.5 million. AudioEye expects to continue to grow operating expenses at a rate well below revenue growth, targeting cash flow neutral by the end of 2018.

About AudioEye, Inc.

AudioEye is a technology company serving businesses committed to providing equal access to their digital content. Through patented technology, subject matter expertise and proprietary processes, AudioEye is transforming how the world experiences digital content.

Leading with technology, AudioEye identifies and resolves issues of accessibility and enhances the user experience, making digital content more accessible and more usable for more people.

AudioEye's common stock trades on the OTCQB under the symbol "AEYE." The Company maintains offices in Tucson, Atlanta and Washington D.C. For more information about AudioEye and its online accessibility solutions, please visit https://www.audioeye.com.

Forward-Looking Statements
Any statements in this press release about AudioEye's expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are "forward-looking statements" as that term is defined under the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as "believe", "anticipate", "should", "intend", "plan", "will", "expects", "estimates", "projects", "positioned", "strategy", "outlook" and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the risk that the Company's cash contract bookings and revenue will not increase as currently expected or at all, the risk that the Company's cash position will not improve or will worsen, and the risk that the Company's current capitalization plan will not provide the Company with sufficient cash to address its current or future needs or will otherwise not be successful. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Other risks are described more fully in AudioEye's filings with the Securities and Exchange Commission. Forward-looking statements reflect management's analysis as of the date of this press release and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or uncertainties after the date hereof or to reflect the occurrence of unanticipated events.

For Further information, please contact:
Matt Kreps, Darrow Associates Investor Relations
Email: mkreps@darrowir.com
Phone: (214) 597-8200

Todd Bankofier, AudioEye Chief Executive Officer
Email: tbankofier@audioeye.com
Phone: (520) 308-6140